PETROLEUM DEVELOPMENT CORPORATION
                                               103 East Main Street
                                        Bridgeport, West Virginia  26330


                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                       August 20, 1999


To the Stockholders of
PETROLEUM DEVELOPMENT CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") will be held at the office of the Company at 103 East Main Street, Bridgeport, West Virginia 26330, on August 20, 1999 at 10:00 A.M., West Virginia time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

     (1) To elect two directors to serve a term of three years or until their successors shall be elected and shall qualify;

     (2) To ratify and approve the Company's 1999 Incentive Stock Option and Non-Qualified
Stock Option Plan.

     (3) To ratify and approve the selection of independent public accountants for the Company for the fiscal year ending December 31, 1999.

     The Board of Directors has fixed the close of business on July 2, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock is required to constitute a quorum.

EACH STOCKHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE
AT THIS MEETING IN PERSON. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

                                By Order of the Board of Directors,

                                       James N. Ryan
                                       Chairman
Bridgeport, West Virginia
July 6, 1999

                                           PETROLEUM DEVELOPMENT CORPORATION
                                                     PROXY STATEMENT
                                             ANNUAL MEETING OF STOCKHOLDERS
                                                     August 20, 1999

                                                 INTRODUCTORY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on August 20, 1999, notice of which is attached, and at any adjournment thereof.

  Any stockholder giving the accompanying proxy has the power to revoke it prior to its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Giving the accompanying proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. Shares represented by proxy will be voted by the proxy holders in accordance with your instructions unless you revoke your proxy or attend the meeting and elect to vote in person. This Proxy Statement and the proxy were first mailed to stockholders on July 6, 1999. The mailing address of the principal executive offices of the Company is Petroleum Development Corporation, P.O. Box 26, Bridgeport, West Virginia 26330.

  The Annual Report to Stockholders for 1998, containing certified financial and other information about the Company, accompanies this Proxy Statement.

                                     VOTING SECURITIES

  The outstanding voting securities of the Company as of July 2, 1999, consisted of 15,737,795 shares of $0.01 par value common stock ("Common Stock"). Stockholders of record as of the close of business on July 2, 1999 are entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held of record on this date. Stockholders are not permitted to cumulate their votes for the election of directors. Abstentions and broker non-votes will be counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present.

                                            PROPOSAL 1

                                      ELECTION OF DIRECTORS

  The Company's By-Laws provide that the directors of the Company shall be divided into three classes and that, at each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. Mr. Rettinger and Mr. Swoveland are members of the class whose term expires in 1999; and Mr. Williams and Mr. Morgan are members of the class whose term expires in 2000; and Mr. Ryan and Mr. D'Annunzio are members of the class whose term expires in 2001. There is no family relationship between any director or executive officer and any other director or executive officer of the Company. There are no arrangements or understandings between any director or officer and any other person pursuant to which such person was selected as an officer.
Votes pursuant to the enclosed proxy will be cast, unless authority is withheld, for the election of the two persons named under "Nominees for Terms Expiring 2002" below, both of whom are members of the present Board and both of whom are expected to be able to serve on the Board to be elected at this meeting. If any of such persons is unwilling or unable to act in such capacity, an event which is not now anticipated, the enclosed proxy will be voted for such person or persons as the Board of Directors may designate.
During 1998, the Board of Directors held six meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served.

                                 Vote Required

  A plurality of the votes cast at the Annual Meeting in person or by proxy, is required for the election of directors. Abstentions and broker non-votes will not be considered as votes cast with respect to the election of directors, and therefore any abstentions or broker non-votes will not affect the election of the candidates receiving a majority of the votes cast.


                THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1

                              DIRECTORS OF THE COMPANY

                          NOMINEES FOR TERMS EXPIRING 2002

  The following persons, both of whom are currently serving as directors, have been nominated to serve as directors:

                                                        Name and Principal                                          Year First
                                                    Occupation Past Five Years                                      Elected
                                                      and Other Directorships                           Age         Director

DALE G. RETTINGER joined the Company in 1980 and has served
 as Executive Vice President and Treasurer of the Company since
 July 1983.  Additionally, Mr. Rettinger has served as President of PDC Securities Incorporated since 1981 and was appointed
 Chief Financial Officer of the Company in 1997.  Previously,
 Mr. Rettinger was a partner with KPMG Main Hurdman, Certified
 Public Accountants, and served in that capacity from 1976
 until he joined the Company.                                                                           54          1985

JEFFREY C. SWOVELAND a director since March 1991, has been employed by
 Equitable Resources, an oil and gas production, marketing and distribution company since 1994 and presently serves as Vice President and Treasurer.
 Mr. Swoveland previously served as Vice President and a lending officer
 with Mellon Bank, N.A. from July 1989 until 1994.                                                      43          1991

                                CONTINUING DIRECTORS TERMS EXPIRING IN 2000

STEVEN R. WILLIAMS has served as President and director of the Company since
 March 1983.  Prior to joining the Company, Mr. Williams was employed by
 Exxon as an engineer from 1973 until 1979.  A 1981 graduate of the
 Stanford Graduate School of Business, Mr. Williams was employed by
 Texas Oil and Gas Company as a financial analyst from 1981 until July
 1982, when he joined Exco Enterprises as Manager of Operations, and
 served in that capacity until he joined the Company.                                                   48          1983

ROGER J. MORGAN a director and Secretary of the Company since 1969, has been a member of the law firm of Young, Morgan & Cann, Clarksburg,
 West Virginia, for more that the past five years.  Mr. Morgan is not active in the day-to-day business of the Company, but his law firm
 provides legal services to the Company.                                                                72          1969

                               CONTINUING DIRECTORS TERMS EXPIRING IN 2001

JAMES N. RYAN served as President of the Company from 1969 to 1983 and has served as director of the Company since 1969.  Mr. Ryan was elected
 Chairman and Chief Executive Officer of the Company in March 1983.  Mr.
 Ryan focuses on capital formation through the Company's drilling
 partnerships.                                                                                          67          1969

VINCENT F. D'ANNUNZIO a director since February 1989, has for the past five years served as President of Beverage Distributors, Inc., located
 in Clarksburg, West Virginia.                                                                          46          1989

Committees of the Board of Directors

  The Company has three standing committees of the Board of Directors: the Executive Committee; the Audit Committee; and the Stock Option and Executive Compensation Committee. The Executive Committee is comprised of Messrs. Ryan, Williams, and Rettinger. The Audit Committee is comprised of
Messrs. D'Annunzio, Ryan, and Swoveland. The Stock Option and Executive Compensation Committee is comprised of Messrs. D'Annunzio and Swoveland.
The Company does not have a formal Nominating Committee, the full Board of Directors handles these responsibilities.

  The functions performed by the Executive Committee include handling important Board of Directors matters that arise between Board of Directors meetings, serving as a liaison between the Board of Directors and senior management on important matters requiring Board of Directors attention and recommending to the Board of Directors nominations for election of new and existing members of the Board of Directors.

  The Audit Committee is comprised of a majority of outside Directors of the Company. The functions performed by the Audit Committee include recommending the selection of independent accountants, reviewing with the Company's independent accountants the results of audits performed by them and overseeing and reviewing monthly and quarterly unaudited financial statements. These reviews include the adequacy of cash flow and the status of credit arrangements of the Company.

  The Stock Option and Executive Compensation Committee is comprised entirely of outside Directors of the Company. The functions performed by this committee include recommending to the Board of Directors compensation levels of senior management and directing and recommending levels of corporate stock options and other benefit plans of the Company. In this regard, the committee monitors trends to ensure the Company's compensation levels are competitive in the oil and natural gas industry.

Compensation Committee Interlocks and Insider Participation

  The members of the Stock Option and Executive Committee are Messrs. D'Annunzio and Swoveland. There are no Stock Option and Executive Committee interlocks.

Indemnification of Directors and Officers

  The Company's By-Laws provide that the Company shall indemnify any director, officer, employee, or other agent of the Company who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

  The Company has entered into separate indemnification agreements with each of its directors and officers whereby the Company has agreed to indemnify the director or officer against all expenses, including attorneys' fees, and other amounts reasonably incurred by the officer or director in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding to which such person is party by reason of the fact that he is or was a director or officer, as the case may be, of the Company, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe such conduct to be unlawful. The agreements provide for the advancement of expenses and that the Company has the right to purchase and maintain insurance on behalf of the director or officer against any liability or liabilities asserted against him, whether or not the Company would have the power to indemnify the person against such liability under any provision of the agreement. The Company has agreed to indemnify such person against expenses actually and reasonably incurred in connection with any action in which the person has been successful on the merits or otherwise. Indemnification must also be provided by the Company (unless ordered otherwise by a court) only as authorized in the specific case upon a determination that the indemnification of the person is appropriate because he has met the applicable standard of conduct described in the agreement made by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding,
(ii) by independent legal counsel in a written opinion or (iii) the shareholders of the Company.

Director Compensation

  Each non-salaried employee director and outside director of the Company is paid an annual fee of $20,000. Each inside director is paid an annual fee of $10,000.

EXECUTIVE COMPENSATION

  The following table sets forth in summary form the compensation received during each of the Company's last three fiscal years by the Chief Executive Officer and by each other executive officer of the Company whose salary and bonus exceeded $100,000 in 1998 (the "Named Executives").

                                         Summary Compensation Table

                                            Annual Compensation                               Long Term Compensation
                                                                                           Other                 Securities
                                                                                           Annual                underlying   All
Other
Name and                                                         Compen-                   Options               Compen-
Principal Position        Year   Salary($)    Bonus (1)($)       sation($)(2)                 (#)(3)             sation($)(4)

James N. Ryan             1998   175,425       355,473             10,000                                          10,860
Chairman and Chief        1997   170,760       210,120             10,000                      108,000             10,335
 Executive Officer        1996   164,295       153,383             10,000                                          10,897

Steven R. Williams        1998   137,025       355,473             10,000                                          10,838
President                 1997   132,360       210,120             10,000                      108,000             10,200
 and Director             1996   125,895       153,383             10,000                                          10,862

Dale G. Rettinger         1998   137,025       355,473             10,000                                          10,838
Executive Vice President,        1997         132,360             210,120                       10,000            108,00010,200
 Treasurer, and Director         1996         125,895             153,383                       10,000                   10,862



(1) In 1994, the Board of Directors approved a deferred compensation arrangement for the Named Executives. See "Employment and Other Agreements and Arrangements." Under the arrangements, each Named Executive may choose to defer any portion of his bonus compensation until retirement or separation from the Company. Included are deferred bonuses the Named Executives voluntarily deferred $130,000 each in 1998, $110,000 each in 1997, and $80,000, $60,000 and $60,000, respectively in 1996. In 1998, 1997 and 1996, $30,000 of the deferred bonus compensation of Messrs. Williams and Rettinger was utilized to pay the premiums of split-dollar life insurance policies for Messrs. Williams and Rettinger.

(2) The respective Named Executives receive fees as directors of the Company in the amount of $10,000 per year.


(3) The exercise price of the options granted in 1995 is $1.125 per share. In 1997, the Company granted each Named Executive options to purchase 108,000 shares of Common Stock at an exercise price of $5.125 per share, the fair market value of such shares of Common Stock at the date of grant. The options may be exercised with respect to one-half of the shares granted thereunder on or after July 15, 1998 and with respect to one-half of the shares granted thereunder on or after July 15, 1999, provided that the grantee is employed with the Company on the exercise date. Such options expire on July 15, 2007.

(4) This amount includes contributions made by the Company under the Company's Employee Profit Sharing Plan and 401(k) plan. In 1998, 1997, and 1996 the Company contributed $17,000, $15,500, and $50,000, respectively, to the Employee Profit Sharing Plan. Of these contributions, each of the Named Executives was credited $911 in 1998, $952 in 1997, and $3,071 in 1996. The Company provided a matching of 401(k) contribution based upon varying rates of the Named Executives' respective contributions. Of the total Company matching contribution of $202,600, $171,300, and $139,800 in 1998, 1997 and 1996, the Named
      Executives were credited with matching contributions of $9,957, $9,927 and $9,927, respectively in 1998; $9,383, $9,248, and $9,248, respectively in 1997; and $7,826, $7,791 and $7,791, respectively in 1996.

Compensation Committee Report

      The Compensation Committee is composed of two outside directors. The committee's responsibility is to develop the Company's compensation policy to enable the Company to hire, retain and motivate high performing employees. The committee also administers the Company's Savings and Protection Plan (the "401(k) Plan"), various Employee Stock Option Plans, and the Company's Profit Sharing Plan. The committee reviews the performance and compensation of the Chief Executive Officer, and the two executive officers of the Company.
Final approval of all contracts with company executives is reserved to the full Board of Directors.

      Compensation paid to the CEO, Mr. Ryan, and to the executive officers of the Company is based on several factors, including the terms of their employment contracts, the earnings of the Company, the evaluation of the Board of the performance of the employees, as well as compensation paid to similarly situated employees with other similar firms.

      As CEO, Mr. Ryan received a salary of $175,425 in 1998, which reflected cost of living increases from his salary in 1997. Also during 1998 Mr. Ryan earned a cash bonus of $355,473 based on Company earnings. Both the salary increase and the bonus were based on provisions in Mr. Ryan's employment contract.

      The Company also contributed $9,957 in 1998 to Mr. Ryan's 401(k) account in accordance with the plan's matching provisions to all participating employees.

      The compensation of the two executive officers of the Company is also comprised of a salary and a performance based bonus. Salaries of both were increased by a cost of living adjustment and bonuses were paid based on the Company's earnings, both as provided in the executive's employment agreements. Both executives also received a share of Company matching contributions to the Company 401(k) plan.

      During 1998 the Company reviewed the employment contracts of the CEO and the executive officers of the Company, and determined that no changes were required. The Compensation Committee believes the Company has made substantial progress over the past several years despite adverse industry and economic conditions, and that the progress is attributable in large measure to the efforts of the CEO and the executive officers.

                                                   Compensation Committee

                                                   Vincent F. D'Annunzio, Chair
                                                   Jeffrey C. Swoveland

                       Options Granted in Last Fiscal Year

  No options were granted in the last fiscal year.

                   Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

    The following table provides certain information with respect to options exercised during 1998 by the persons named in the summary compensation under the Company's stock option plans. The table also represents information as to the number of options outstanding as of December 31, 1998 with respect to options granted pursuant to the Company's Employee Stock Option Plans.

                          Number                                                          Value of Unexercised
                          of Shares       Value            Number of Unexercised Options              In-The-Money Options
                          Exercised       Realized ($)           at Year-end                             at Year-End(1)($)
                                                           Exercisable     Unexercisable              Exercisable     Unexercisable

James N. Ryan                 -                 -           344,667           54,000                      493,168          -
Steven R. Williams            -                 -           338,000           54,000                      479,000          -
Dale G. Rettinger             -                 -           338,000           54,000                      479,000          -

(1) For all unexercised options held as of December 31, 1998, the aggregate dollar value is equal to the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. On December 31, 1998, the closing sales price of the Common Stock was $3.0625 per share.

Employment and Other Agreements and Arrangements

    The Company has entered into employment agreements with each of the Named Executives, each of which has a term that has been extended to December 31, 2003. Pursuant to the respective terms of the employment agreements, each of the Named Executives is entitled to receive the basic annual salary set forth therein that is subject to increase, but not decrease (unless dire economic circumstances as declared by the Board of Directors requires a reduction for all senior executive employees of the Company), as the Board of Directors may determine to reflect changes in the cost of living, the financial success of the Company and the performance of such Named Executive. For 1998, the basic salary has been set by the Board of Directors under the respective agreements as $175,425 for Mr. Ryan, $137,025 for Mr. Williams and $137,025 for Mr. Rettinger. Each Named Executive is also entitled to be paid an annual bonus equal to 2.5% of the Company's net pre-tax earnings for any year in which the Company's net pre-tax earnings exceed $300,000. The Company has been required to establish a deferred compensation plan, described below, for the Named Executives and to fund such plan with an annual contribution of $30,000 commencing in 1994, subject to adjustment for
inflation.   Commencing January 1, 2004, each of the three executive officers will vest and be entitled to receive an annual payment equal to $60,000 for Mr. Ryan and $40,000 for Mr. Rettinger and Mr. Williams per year upon retirement from the company and continuing for 10 years payable on July 1st of each year.

    In the event of a change in control of the Company, each Named Executive has the right within six months after such change of control to elect to terminate his employment under his employment agreement and receive severance compensation equal to the sum of his basic salary plus an amount equal to the average bonus paid to him over the preceding three years as provided in the agreement multiplied by the remaining years of the employment agreement, provided, however, that the minimum severance compensation must not be less than the amount equal to three years of basic compensation plus an amount equal to three times the average bonus paid to such person over the preceding three-year period.

    Each employment agreement also provides that if the Company obtains the right to sell working interests in any drilling program, the Named Executive is entitled to participate as an investor in such oil and gas drilling project subject to the prior approval by the Board of Directors of the terms of any such participation.

    Each employment agreement contains a standard non-disclosure covenant.
Each employment agreement also provides that the Named Executive is prohibited during the term of his employment and for a period of one year following his termination from engaging in any business that is competitive with the Company's oil and gas drilling business in West Virginia, unless his termination results from a change of control of the Company. During any period for which the non-competition provision prohibits the officer from pursuing activities that would compete with the Company's business as provided in the agreement following termination of the agreement, the Company is required to pay the officer his basic salary and bonus as provided in the agreement.

    In the event of termination under the terms of the agreement, the Company will be required to loan to the officer funds equal to the exercise price of all options held by the Named Executive under the Company's stock option plans, which loan, if made, must be repaid within nine months and will bear interest at the prime rate then in effect.

    Each employment agreement may be terminated for cause for willful misfeasance or malfeasance, disregard of the Named Executive's duties or negligence related to the performance of his duties, if so determined by a court of competent jurisdiction. Also, the Company may terminate the employment agreement without cause, in which case the Company must either
(i) reassign the Named Executive to a comparable executive position or designate him as a consultant for the remaining term of his agreement (ii) pay him liquidated damages in an amount equal to his then basic salary for the remaining term of the employment agreement, with a minimum payment equal to twelve months of basic salary.

    The Company has entered into stock redemption agreements with each of the Named Executives. The agreements require the Company to maintain life insurance policies on each of them in the amount of $1 million. At the election of the Named Executive's estate or heirs made within one year of such person's death, the Company must utilize the proceeds from such insurance policies to purchase from his estate or heirs all or a portion of his shares of the Company's Common Stock owned by him, including shares subject to outstanding stock options or warrants owned by such Named Executive at the time of his death, up to an aggregate sale price of $1 million. The purchase price for such shares of Common Stock will be based upon the average closing asked price for the Company's Common Stock as quoted by Nasdaq during a specified period. The Company is not required to purchase any shares in excess of the amount provided by such insurance policies. If the Named Executive's estate or heirs elect not to sell any or all of the shares to the Company, the estate or heirs will be precluded from selling the shares to anyone for a period of two years after the date of the person's death, except that the shares may be transferred into the names of the decedent's heirs and beneficiaries and the stock sold pursuant to Rule 144 under the Securities
Act. If the Named Executive terminates his employment with the Company or disposes of all of all or substantially all of his shares of Common Stock in the Company, the Named Executive has the right to purchase his respective insurance policy for a price equal to the cash surrender value of the policy as of the date of such event. If the Named Executive fails to purchase the policy within ninety days after such event, the Company may cancel all policies covering the life of the Name Executive. The stock redemption agreements will terminate upon bankruptcy or cessation of business by the Company.

    Mr. Ryan, Mr. Williams and Mr. Rettinger are also the participants in the Company's deferred bonus compensation plan. Under this plan, the Company's Board of Directors must declare a year-end bonus for each participant, the receipt of which is automatically deferred pursuant to the plan, unless prior to the beginning of a particular year, the participant enters into a voluntary bonus compensation agreement under which he irrevocably elects to receive his year-end bonus as cash compensation, payable as soon as practicable following the end of the year. The amount of the participant's year-end bonus is a minimum of $30,000 or such greater amount as may be declared by the Board of Directors. The participant also has the right to elect to defer receipt of his other bonus compensation under this plan. Any bonus compensation deferred under this plan will not be paid until such participant's retirement, or upon termination of employment, disability or death or upon hardship, as provided in the plan. A trustee selected by the Board of Directors maintains accounts for each participant under the plan.
The Company has reserved the right to terminate the deferred bonus compensation plan, in whole or in part, at any time and without liability for such termination or discontinuance.

Stock Option Plans

    Under the Company's incentive stock option plans, options to purchase shares of Common Stock of the Company may be granted to certain officers and key employees of the Company, which options are intended to qualify as incentive stock options under the provisions of the Internal Revenue Code. Under the plan adopted in 1997, the Company granted options for an aggregate of 500,000 shares of Common Stock at an exercise price of 100% of the fair market value per share of the Company's Common Stock on the date of grant. The options may be exercised with respect to one-half of the shares granted on or after the first anniversary of the date of grant and with respect to the other one-half of the shares granted on or after the second anniversary of the date of grant. Options will expire ten years from the date of grant if not exercised. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation will cause each outstanding option to terminate, provided that each optionee, in such event, will have the right immediately prior to said dissolution or liquidation or merger or consolidation to exercise his option in whole or in part without regard to any installment vesting provisions with respect to such options.

Key-Man Life Insurance

    The Company maintains key-man life insurance policies on the lives of Messrs. Ryan, Williams and Rettinger in the amounts of $5.0 million, $1.0 million, and $1.0 million, respectively. The Company is the beneficiary of each policy.

Employee 401k and Profit Sharing Plan

    In 1987, the Company established a retirement plan qualified under Section 401(k) of the Internal Revenue Code. The plan is funded by employee contributions and a company matching contribution. Administrative costs of the plan are borne by the Company. The employees choose from four investment programs and, therefore, the amount of an individual's plan assets depends on the amount of their contributions and the performance by their chosen investments.

    In 1992, the Company began a Profit Sharing Retirement plan to supplement the 401(k) Plan. Contributions are dependent on corporate profitability and are at the discretion of the Board of Directors of the Company. The
Company filed and qualified the plan with the Internal Revenue Service.

Stockholder Performance Graph

    The following graph illustrates the performance of Petroleum Development Corporation common stock over a five year period compared to the performance of the NASDAQ Index and a peer group index. The peer group index consists of 173 Crude Petroleum and Natural Gas Companies. The table includes the cumulative shareholder return assuming the reinvestment of dividends.


                                        Petroleum Development Corporation
                                             Stock Performance Graph



500.0


400.0


300.0


200.0


100.0


0.0

                                  12/31/93            12/31/94           12/31/95           12/31/96          12/31/97     12/31/98

                                   1993                  1994              1995               1996              1997         1998

Petroleum
Development
Corporation          100.0         70.37                96.30            248.15              311.11            181.48


Industry Index       100.0        104.80               115.26            153.26              155.34            124.43


Broad Market
 Index               100.0        104.99               136.18            169.23              207.00            291.96


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's Common Stock as of March 31, 1999 by (a) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (b) each director of the Company; (c) each Named Executive; (d) all directors and executive officers as a group.

                                                                                                    Beneficial Ownership (1)
Name and Address                                                                   Number           Percent

Fidelity Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1,255,000           8.0
82 Devonshire Street
Boston, MA 02109

James N. Ryan(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      954,501           6.0
103 East Main Street
Bridgeport, WV 26330

Steven R. Williams(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .564,893           3.5
103 East Main Street
Bridgeport, WV 26330

Dale G. Rettinger(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .520,161           3.3
103 East Main Street
Bridgeport, WV 26330

Roger J. Morgan(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82,500           *

Vincent F. D'Annunzio(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43,600           *

Jeffrey C. Swoveland(6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22,094           *

All directors and executive officers as a
 group (6 persons)(7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2,187,749          13.3

* Less than 1%

(1) Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 219,738 shares owned jointly with Mr. Ryan's wife, 379,750 shares owned by Mr. Ryan's wife and 64,258 shares owned by Mr. Ryan's wife as guardian for their minor grandchildren. The balance of the shares are owned solely by Mr. Ryan. Also includes options to purchase 234,334 shares of Common Stock that Mr. Ryan can currently exercise or that will become exercisable within 60 days. Excludes 54,000 shares underlying options granted on July 15, 1997 exercisable after such 60-day period.

(3) Includes options to purchase 231,000 shares that such person can currently exercise or that will become exercisable within 60 days. Excludes 54,000 shares underlying options granted to such person on July 15, 1997 exercisable after such 60-day period.

(4) Includes options to purchase 47,500 shares that Mr. Morgan can currently exercise or that will become exercisable within 60 days.

(5) Includes options to purchase 13,600 shares that Mr. D'Annunzio can currently exercise or that will become exercisable within 60 days.

(6) Includes options to purchase 3,550 shares that Mr. Swoveland can currently exercise or that will become exercisable within 60 days.

(7) Includes options to purchase 760,984 shares that such persons can currently exercise or that will become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and holders of more than 10% of the Common Stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the Common Stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

    Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 1997, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met.

                                 PROPOSAL #2

             1999 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN

    The Board of Directors is submitting to the stockholders for their ratification and approval the 1999 Incentive Stock Option and Non-Qualified Stock Option Plan (the "1999 Plan"). The 1999 Plan authorizes stock options for key individuals associated with the Company for the purpose of adding to the ability of the Company to attract, retain and further motivate highly qualified employees.

    The Board of Directors approved, subject to the approval of the stockholders, the 1999 Plan. The 1999 Plan provides for granting of options to purchase up to 500,000 shares of the Company's Common Stock.

    The 1999 Plan specifically provides for the grant of stock options which qualify as incentive stock options ("Incentive Stock Options") under the provisions of section 422A of the Internal Revenue Code of 1954, as amended (the "Internal Revenue Code"). The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options; it is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See "Federal Income Tax Treatment" below). The 1999 Plan also provides for the grant of Non-Qualified Stock options.

    The following summary provides a description of the significant provisions of the 1999 Plan. A copy of the 1999 Plan is attached to this proxy statement as Appendix A.

Stock Options

    Under the 1999 Plan, the Company may grant options to purchase Common Stock to key employees and directors of the Company. Such options will be in the form of Incentive Stock Options or Non-Qualified Stock Options. The 1999
Plan provides that the exercise price of each option will be not less than 100% of the fair market value of the shares of Common Stock of the Company on the date of granting of the option. During such time as such stock is listed upon an established stock exchange the fair market value per share shall be the mean closing price of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. discounted for permanent restrictions on such stock as determined by investment and/or banking institutions.

    The 1999 Plan provides that the term of options granted under the 1999 Plan will be 10 years, that, the options will not be exercisable before at least 6 months and after the date it is granted, and that the option will not be transferable except as specifically provided in the Plan.

    Options granted under the 1999 Plan may be exercised upon payment to the Company of the exercise price of the option in cash or, at the sole option of the Company, by tendering to the Company shares of the Common Stock already owned and held for six months equal in fair market value to the exercise price of that option.

    Under present accounting rules, neither the grant nor the exercise of options would result in a charge against earnings.

    Incentive Stock Options are also subject to the following limitations: (i) Incentive Stock Options may not be granted at less than 100% of fair market value at the time of grant; and (ii) The aggregate fair market value of stock for which an individual may be granted Incentive Stock Option in any calendar year may not exceed $100,000 plus any unused limited carryover (as determined pursuant to Section 422A of the Internal Revenue Code).

Limitations on Number of Shares

    The total number of shares that may be issued pursuant to the stock options under the 1999 Plan cannot exceed 500,000 shares of Common Stock. Shares not issued pursuant to stock options because of their lapse, termination, cancellation, forfeiture, or for other reasons, will again be available for use under the 1999 Plan.

Other Material Facts and Provisions

    It is contemplated that authorized but unissued shares will be used under the 1999 Plan, but the 1999 Plan also permits the use of treasury shares, including any shares reacquired by the Company for the purpose of the 1999 Plan. The Board of Directors may delegate any or all of its powers under the 1999 Plan to the Committee appointed by the Board.

    The 1999 Plan is not intended to be a substitute for any other plan, practice or arrangement for payment of compensation or fringe benefits, including any insurance, death benefit, stock purchase, incentive compensation or bonus plan, and such plans, practices or arrangements may be continued or adopted, and payments made thereunder, independently of the 1999 Plan.

    It is not possible at this time to state to whom stock incentives will be granted under the 1999 Plan or the value or number of shares subject to any particular stock incentive, since these matters have not yet been determined and cannot be determined at the present time. Among those who may qualify as recipients will be officers of the Company and other key employees in the executive, administrative, professional and technical positions. The Board will grant stock incentives on the basis of the individuals' responsibilities and present and potential contributions to the success of the Company. The Company anticipates that approximately 20 officers and key employees may be eligible for the stock option plan.

    The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the 1999 Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the 1999 Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the 1999 Plan from the Committee.

    The Company's Common Stock is traded on the National Market System of NASDAQ. On June 10, 1999, the closing price for the Company's Common Stock as reported on NASDAQ was $4.46875.

Federal Income Tax Treatment

    The Company believes that under present law, the federal income tax treatment of incentive stock options under the 1999 Plan should be generally as follows:

    An employee who is granted an Incentive Stock Option under the 1999 Plan should not be subject to federal income tax upon the grant of the option.
In the event of a sale of the shares received upon exercise of a stock option, any appreciation of the shares received above the exercise price should qualify as ordinary income for the taxable year in which the sale occurs. The Company would not be entitled to a tax deduction with respect to the grant or exercise of a stock option nor with respect to any disposition of such shares. Income will be realized only to the extent the amount received upon sale exceeds the employee's adjusted basis for the stock.
 The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee (assuming any federal income withholding requirements are satisfied).

                THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL #3

                 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    At the Meeting, the Stockholders of the Company will be asked to ratify the Board of Directors' selection of KPMG LLP as the Company's certified public accountants for the fiscal year ended December 31, 1999. KPMG
LLP conducted the audit for the fiscal year ended December 31, 1998. A representative of KPMG LLP will be present at the Meeting, will have an opportunity to make statements if he so desires, and will be available to respond to appropriate questions.

                              Vote Required

    A majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the ratification of the Board of Directors' selection of independent accountants. Abstentions and broker non-votes will not be considered as votes cast with respect to the ratification of the Board of Directors' selection of independent accountants.

             THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL #3

                              OTHER BUSINESS

    As of the date of this Proxy Statement, management of the Company is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

General

    The enclosed Proxy is solicited by the Company's Board of Directors.
  The Company expects to solicit proxies primarily by mail, but solicitation may also be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will receive no extra compensation for doing so.

    The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to, and obtain instructions from, the beneficial owners of shares held by record by such persons and will reimburse reasonable out-of-pocket expenses. The Company will bear all costs of proxy solicitation.

Stockholder Proposals for 2000 Annual Meeting

    Stockholder proposals must be received by the Company at its principal executive office on or prior to March 1, 2000 in order to be included in the Company's proxy statement for the 2000 annual meeting of stockholders.

                                        By Order Of The Board of Directors


                                        James N. Ryan
                                        Chairman

Dated: July 6, 1999
    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO CORPORATE COMMUNICATIONS DEPARTMENT, PETROLEUM DEVELOPMENT CORPORATION, P.O. BOX 26, BRIDGEPORT, WEST VIRGINIA 26330.

                                               Exhibit A








                                     PETROLEUM DEVELOPMENT CORPORATION
                                       1999 INCENTIVE STOCK OPTION
                                                  AND
                                    NON-QUALIFIED STOCK OPTION PLAN












                                                                 April 1999












                                                              TABLE OF CONTENTS




PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 2 - ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . .4

SECTION 3 - ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . .5

SECTION 4 - STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

SECTION 5 - GRANTING OF OPTIONS . . . . . . . . . . . . . . . . . . . . .5

SECTION 6 - ANNUAL LIMIT. . . . . . . . . . . . . . . . . . . . . . . . .5

SECTION 7 - TERMS AND CONDITIONS OF OPTIONS . . . . . . . . . . . . . .  5

SECTION 8 - OPTION AGREEMENTS OTHER PROVISIONS. . . . . . . . . . . . . .8

SECTION 9 - CAPITAL ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . .9

SECTION 10 - AMENDMENT OR DISCONTINUANCE OF THE PLAN. . . . . . . . . . .9

SECTION 11 - TERMINATION OF PLAN. . . . . . . . . . . . . . . . . . . . 10

SECTION 12 - SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . 10

SECTION 13 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 14 - CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . 11


                                     PETROLEUM DEVELOPMENT CORPORATION
                                     1999 INCENTIVE STOCK OPTION AND
                                     NON-QUALIFIED STOCK OPTION PLAN

                                                  PURPOSE

This PETROLEUM DEVELOPMENT CORPORATION 1999 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN is intended to provide a means whereby PETROLEUM DEVELOPMENT CORPORATION may, through the grant of Options to purchase Common Stock of the Company to Key Employees, attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 1- DEFINITIONS

                     As used in the Plan the following words and terms shall have the meaning hereinafter set forth unless the context clearly indicates otherwise:

                     (a) Board. The term "Board" shall mean the Board of Directors of the Company.

                     (b) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     (c) Committee. The term "Committee" shall mean the Company's Stock Option Committee which shall consist of not less than two (2) directors of the Company and who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. The Committee shall be subject to the following additional rules:

                                (1) Each member of the Committee shall be an "outside director" within the meaning of Treas. Reg. paragraph 1.162-27(e)(3) or any successor thereto.

                                (2) Each member of the Committee shall be a Non-Employee Director.

                     (d) Common Stock. The term "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

                     (e) Company. The term "Company" shall mean PETROLEUM DEVELOPMENT CORPORATION.

                     (f) Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                     (g) Fair Market Value. The term "Fair Market Value" shall mean the fair market value of the optioned shares of Common Stock arrived at by a good faith determination of the Committee and shall be, on any date on which "Fair Market Value" is to be determined, the closing price of the Common Stock, as reported in The Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System), or if the Common Stock is not reported by NASDAQ, the "Fair Market Value" shall be determined by the Committee in accordance with the provisions of section 422 of the Code

                     (h) Incentive Stock Option. The term "Incentive Stock Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement.

                     (i) Key Employees. The term "Key Employees" shall mean officers and other key employees of the Company or of a Related Corporation.

                     (j) Non-Employee Director. The term "Non-Employee Director" shall mean a director who:

                                (1)        Is not currently an officer (as
                    defined in 17 CFR 240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.1 6b-3(b)(3),

                                (2)        Does not receive compensation,
                     either directly or indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR 229.404(a),

                                (3) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR 229.404(a), and

                                (4)        Is not engaged in a business
                     relationship for which disclosure would be required pursuant to 17 CFR 229.404(b).

                     (k) Non-Qualified Stock Option. The term "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and/or is designated as an NQSO in the Option Agreement.

                     (l) Optionee. The term "Optionee" shall mean a Key Employee to whom an Option has been granted.

                     (m) Options. The term "Options" shall mean Incentive Stock Options and Non-Qualified Stock Options.

                     (n) Option Agreement. The term "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 8.

                     (o) Plan. The term "Plan" shall mean the PETROLEUM DEVELOPMENT CORPORATION 1999 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN, as set forth herein and as amended from time to time.

                     (p) Related Corporation. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code, or the corporate parent of the Company, as defined in section 424(e) of the Code.

                      Notwithstanding Sections 1(h) and (k), if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.

                           SECTION 2 - ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

   No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                         SECTION 3 - ELIGIBILITY

  The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are full-time officers of the Company and/or of a Related Corporation). More than one Option may be granted to a Key Employee under the Plan.

                         SECTION 4 - STOCK

  Options may be granted under the Plan to purchase up to a maximum of five hundred thousand (500,000) shares of the Company's Common Stock, subject to adjustment as hereinafter provided; provided, however, that no Key Employee shall receive Options for more than one hundred thousand (100,000) shares of the Company's Common Stock over any one (1) year period. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

 If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that (a) if an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to an employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

                    SECTION 5 - GRANTING OF OPTIONS

  From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                      SECTION 6 - ANNUAL LIMIT

                     (a) ISO's. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

                     (b) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                     SECTION 7 - TERMS AND CONDITIONS OF OPTIONS

  The Options granted pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

                     (a) Number of Shares. A statement of the number of shares to which the Option pertains.

                     (b) Price. A statement of the Option price which shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) shareholders as discussed in
                     (j) below) of the Fair Market Value of the optioned shares of Common Stock, or the par value thereof, on the date the Option is granted.

                     (c)        Term.

                                (1) ISOs. Subject to earlier termination as provided in Subsections (e), (f) and (g) below and in
                     Section 9 hereof, the term of each ISO shall be not more than ten (10) years (five (5) years in the case of more than ten percent (10%) shareholders as discussed in (j) below) from the date of grant.

                                (2)        NQSOs. Subject to earlier
                     termination as provided in Subsections (e), (f) and
                     (g) below and in Section 9 hereof, the term of each NQSO shall be not more than ten (10) years from the date of grant.

                     (d)        Exercise.

                                (1)        General. Options shall be
                     exercisable in such installments and on such dates, not less than six (6) months from the date of grant, as the Committee may specify, provided that:

                                           (A)        In the case of new
                                Options granted to a Key Employee in replacement for options (whether granted under the Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than six (6) months from the date of grant of the new Options; and

                                           (B)        The Committee may
                                accelerate the exercise date of any outstanding Options (including, without limitation, the six
                                (6) month exercise date referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

                                                      Any Option shares, the
                                right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share, which might otherwise be issuable upon exercise of an Option granted hereunder, shall be forfeited.

                                (2) Manner of Payment. The Option price shall be payable:

                                           (A)        In cash or its equivalent;

                                           (B)        If the Committee, in its
                                discretion, so provides in the Option Agreement (as hereinafter defined) or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Company Common Stock previously acquired by the Key Employee, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(l) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Key Employee for a period of more than one (1) year on the date of exercise;

                                           (C)        If the Committee, in its
                                discretion, so provides in the Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in any combination of (A) and (B) above.

                                In the event such Option price is paid, in
                     whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option, of the Common Stock surrendered in payment of such Option price.

                     (e) Termination of Employment. If a Key Employee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                                (1)        The expiration date specified in
                     such Option; or

                                (2) Three (3) months after the date of such termination of employment.

                     (f) Exercise upon Disability of Key Employee. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                                (1)        The expiration date specified in
                     such Option; or

                                (2) One (1) year after the date of such termination of employment. In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.


                     (g) Exercise upon Death of Key Employee. If a Key Employee shall die during his or her employment, and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason, shall die following his or her termination of employment but prior to the earliest of:

                                (1)        The expiration date fixed for his
                     or her Option;

                                (2)        The expiration of the period
                     determined under Subsections (e) and (f) above; or

                                (3)        In the case of an ISO, three (3)
                     months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                                           (A)        The expiration date
                                specified in such Option; or

                                           (B)        An accelerated
                                termination date determined by the committee, in its discretion except that, subject to
                                Section 9 hereof, such accelerated
                                termination date shall not be earlier than one (1) year, nor later than three (3) years after the date of death.

                     (h)        Non-Transferability

                                (1)        ISOs.  No ISO shall be assignable
                     or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

                                (2)        NQSOs. Except as otherwise
                     provided in any Option Agreement, no NQSO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the NQSO shall be exercisable only by him or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

                     (i) Rights as a Shareholder. A Key Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.


                     (j) Ten Percent Shareholder. If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

                     (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                       SECTION 8 -  OPTION AGREEMENTS - OTHER PROVISIONS

                     Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall enter into, and be bound by, such Option Agreement.

                       SECTION 9 - CAPITAL ADJUSTMENTS

                     The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which options may be granted during a specified period to any Key Employee under the Plan, as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

                     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation (as provided in section 424(a) of the Code and the regulations thereunder); provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

                     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

         SECTION 10 - AMENDMENT OR DISCONTINUANCE OF THE PLAN

                     (a)        General.  The Board from time to
           time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require shareholder approval
           (given in the manner set forth in Section 10(b) below):

                                (1)        With respect to Options,
                      any amendment which would:

                                           (A)        Materially increase
                                the benefits accruing to directors and
                                officers, within the meaning of 17 CFR
                                paragraph 240.16a-l(f) (hereinafter
                                referred to as "Officers"),
                                under the Plan;

                                           (B)        Materially increase
                                the number of shares of Common Stock which may be issued to directors and Officers under the Plan; or

                                           (C)        Materially modify the
                                requirements as to eligibility for directors and Officers to participate in the Plan;

                                (2)        With respect to ISOs, any
                       amendment which would:

                                           (A)        Change the class of
                                 employees eligible to participate in the Plan;

                                           (B)        Except as permitted
                                under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                                           (C)        Extend the duration of
                                the Plan under Section 11 hereof with respect to any ISOs granted hereunder; and

                                (3)        With respect to Options, any
                     amendment which would require shareholder approval pursuant to Treas. Reg. paragraph 1.162-27(e)(4)(vi) or any successor thereto.

                                Notwithstanding the foregoing, no such
                     suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

                     (b)        Shareholder Approval Requirements.
           Shareholder approval must meet the following requirements:

                                (1)        The approval of shareholders
                     must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada; and

                                (2)        The approval of shareholders
                     must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                                           (A)        By a method and in a
                                degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                                           (B)        By a majority of the
                                votes cast at a duly held shareholders'
                                meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

                        SECTION 11 - TERMINATION OF PLAN

                     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 14, 2009, which date is within ten (10) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 11, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on March 31,2009 which by their terms extend beyond such date.

                        SECTION 12 - SHAREHOLDER APPROVAL

                     This Plan shall become effective on April 15, 1999, provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 10(b), within twelve (12) months before or after said date, the Plan and all Options granted hereunder shall be null and void.

                        SECTION 13 - MISCELLANEOUS

                     (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the State of West Virginia.

                                (b)        Rights. Neither the adoption
           of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

                    (c)         Indemnification of Board and Committee.
         Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

                    (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

                    (e)         No Obligation to Exercise Option.
         The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

                             SECTION 14 - CHANGE IN CONTROL

               All Options shall become fully vested and exercisable, upon a Change in Control of the Company.
"Change in Control" shall mean the point in time when any person (as such term is used in Section 13 of the Exchange Act and the rules and regulations thereunder and including any Affiliate or Associate of such person, as defined in Rule 1 2b-2 under the Exchange Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors of the Company.

         IN WITNESS WHEREOF, PETROLEUM DEVELOPMENT CORPORATION has caused these presents to be duly executed, under seal, this 15th day of April,1999.

ATTEST:             PETROLEUM DEVELOPMENT CORPORATION [SEAL]

                                                By:
          Roger J. Morgan, Secretary             Steven R. Williams, President

Date of Adoption by the Board of Directors:                   April 15, 1999

Date of Approval by Shareholders:

Petroleum Development Corporation

                          Proxy Solicited by the Board of Directors
                             For Annual Meeting of Stockholders

The undersigned hereby appoints JAMES N. RYAN and ROGER J. MORGAN or either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on August 20, 1999 at 10:00 A.M. and at any adjournment thereof to vote all shares of the Common Stock of the Company, held by the undersigned with respect to the following questions and on such other matters as may properly come before the meeting.

(1)      ELECTION OF DIRECTORS

          FOR all nominees listed below (except as marked to the contrary below)
          WITHHOLD AUTHORITY to vote for all nominees listed below
                                      Dale G. Rettinger, Jeffrey C. Swoveland

(INSTRUCTION: To withhold authority to vote for any nominee, circle that nominee's name above.

(2)      To ratify and approve the Company's 1999 Incentive Stock Option Plan.
                     FOR   AGAINST   ABSTAIN

(3) To ratify and approve the selection of independent public accountants for the Company for the fiscal year ending December 31, 1999.
                      FOR   AGAINST   ABSTAIN

                            (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting dated August 20, 1999 and a copy of the Company's 1998 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                                                     , 1999



                                   (Please sign EXACTLY as your name appears hereon) when signing as a representative capacity, please give full title.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD, PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.